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                     [DELOITTE & TOUCHE LLP LETTERHEAD]



March 27, 1997

Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C.  20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K of American Re Corporation dated March 27, 1997.


Yours truly,


/s/ Deloitte & Touche LLP